UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 12, 2025

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel	6971068
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 73-391-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 12, 2025, Viewbix Inc. (the “Company”) received notice from the Financial Industry Regulatory Authority, Inc. (“FINRA”) that the contemplated 1-for-4 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 19, 2024, has been processed by FINRA and will announced on FINRA’s daily list on March 13, 2025. The Reverse Stock Split will become effective on the OTC Pink Marketplace as of market open on March 14, 2025 (the “Market Effective Date”). The new CUSIP number for the Common Stock following the Reverse Stock Split will be 926711300. The Company’s shares will continue to trade on the OTC Pink Marketplace under the symbol “VBIX” with the letter “D” added to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred, such that the ticker will be “VBIXD,” during this period. After the 20-trading day period has elapsed, the extra “D” will be removed and the Company’s ticker symbol will revert back to “VBIX”.

Upon the effectiveness of the Reverse Stock Split, every four (4) outstanding shares of the Company’s Common Stock will, without any further action by the Company, or any holder thereof, converted into, and automatically become, one (1) share of the Company’s Common Stock.

On July 19, 2024, the Company submitted to FINRA a notification form for processing the Reverse Stock Split on the OTC Pink Marketplace, the principal market of the Company’s Common Stock.

As a result of FINRA’s announcement and the effectiveness of the Reverse Stock Split, 21,179,686 shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split will be converted into approximately 5,294,922 shares of the Company’s Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

The Reverse Stock Split will not change the par value of the Common Stock or the number of authorized shares of Common Stock, which is 490,000,000 shares of Common Stock immediately prior to the effectiveness of the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of shares of the Company’s Common Stock that may be purchased upon the exercise of outstanding warrants, options, or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, and the exercise or conversion prices for these securities, will be ratably adjusted in accordance with their terms.

On July 15, 2024, the Company filed an Amendment to the Certificate of Incorporation of the Company with the Secretary of State of the State Delaware, which became effective upon filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix, Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: March 13, 2025

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